SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 28, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-30469

04-3326704

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.                            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a Current Report on Form 8-K filed on April 28, 2009, deCODE genetics, Inc. (“deCODE”) reported that it had received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that deCODE’s common stock would be delisted from The Nasdaq Stock Market and that, unless the Nasdaq Listing and Hearing Review Council (the “Listing Council”) called the matter for review and stayed the suspension, trading of the common stock on The Nasdaq Stock Market would be suspended at the open of trading on April 30, 2009.  Subsequent to the filing of the Current Report on Form 8-K, deCODE received a letter from the Listing Council advising it that the Listing Council has called the matter for review and has determined to stay the Panel’s decision to suspend deCODE’s common stock from trading pending further action by the Listing Council. Accordingly, deCODE’s common stock will continue to trade on The Nasdaq Stock Market until further action by the Listing Council.

A copy of the press release announcing the stay of the suspension of trading is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                            Financial Statements and Exhibits.

(d)   Exhibits

99.1                                              Press Release issued April 28, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: April 29, 2009